EXECUTION VERSION 1894311.v9 MAIN STREET PRIORITY LOAN FACILITY TERM LOAN AGREEMENT DATED AS OF DECEMBER 11, 2020 BY AND BETWEEN AIRCO 1, LLC AND PARK STATE BANK

i 1894311.v9 TABLE OF CONTENTS 1. DEFINITIONS .............................................................................................................................. 1 2. LOAN .......................................................................................................................................... 10 3. INTEREST; PAYMENTS & PREPAYMENTS ......................................................................... 11 4. EFFECT OF BENCHMARK TRANSITION EVENT ............................................................... 12 5. CONDITIONS OF LENDING .................................................................................................... 13 6. CROSS-REFERENCES .............................................................................................................. 15 7. USE OF PROCEEDS .................................................................................................................. 16 8. REPRESENTATIONS AND WARRANTIES ........................................................................... 16 9. COVENANTS ............................................................................................................................. 20 10. EVENTS OF DEFAULT ......................................................................................................... 28 11. DEFAULT REMEDIES ........................................................................................................... 31 12. OBLIGATIONS UNCONDITIONAL; WAIVER OF DEFENSES ........................................ 31 13. ARM’S LENGTH TRANSACTIONS ..................................................................................... 32 14. NO INTEREST OVER LEGAL RATE ................................................................................... 33 15. PAYMENTS, ETC ................................................................................................................... 34 16. SETOFF ................................................................................................................................... 34 17. NOTICES ................................................................................................................................. 34 18. MISCELLANEOUS ................................................................................................................. 35 19. NO PUNITIVE DAMAGES .................................................................................................... 35 20. TELEPHONIC INSTRUCTIONS; AUTHORIZATION TO RECORD PHONE CALLS ..... 35 21. ANTI-TERRORISM LAW ...................................................................................................... 36 22. JURISDICTION AND VENUE ............................................................................................... 36 23. WAIVER OF JURY TRIAL .................................................................................................... 36

1 1894311.v9 MAIN STREET PRIORITY LOAN FACILITY TERM LOAN AGREEMENT PREAMBLE This Main Street Priority Loan Facility Term Loan Agreement (as modified from time to time, this “Agreement”), dated as of December 11, 2020, is by and between Airco 1, LLC, a Delaware limited liability company (“Borrower”), with its address at 5930 Balsam Ridge Road, Denver, North Carolina 28037; and Park State Bank, a Minnesota state-chartered bank (“Lender”), with an office at 331 N. Central Avenue, Duluth, Minnesota 55807. RECITALS This Agreement is being entered into in connection with the Main Street Priority Loan Facility, as may be amended from time to time (the “MSPLF”), which has been authorized under Section 13(3) of the Federal Reserve Act. For value received, the receipt and adequacy of which are hereby acknowledged by Lender and Borrower, the parties agree as follows: 1. DEFINITIONS. (a) As used in this Agreement the following terms shall have the indicated meanings: “Agreement” has the meaning set forth in the Preamble. “Airco” means Airco, LLC, a North Carolina limited liability company. “Air T” means Air T, Inc., a Delaware corporation. The term “applicable law” as used herein shall mean the laws of the State of Minnesota or the laws of the United States, including, for the avoidance of doubt, the CARES Act and related laws and regulations governing the MSPLF, as such laws now exist or may be changed or amended or come into effect in the future. When such term is used in relation to interest rates the “applicable law” shall be whichever of such laws allow the greater rate of interest. “Assignment Agreement” means the Assignment and Assumption for the Main Street Lending Program issued on July 31, 2020, as may be amended from time to time. For the avoidance of doubt when such term is used in this Agreement it shall be understood to refer to the current version of this document that is in place at the time of this Agreement. “Bailee Agreements” means the (i) Bailee Agreement, by and among Airco, Borrower and Lender, dated as of December 11, 2020, and (ii) Bailee Agreement, by and among Jet Yard, Borrower and Lender, dated as of December 11, 2020. “Benchmark” means, initially, Three-Month LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with

2 1894311.v9 respect to Three-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. “Benchmark Replacement” means, initially Three-Month Term SOFR, and thereafter upon a subsequent Benchmark Transition Event and its related Benchmark Replacement Date, the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Lender cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Lender, as of the Benchmark Replacement Date: (i) Compounded SOFR; (ii) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (iii) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; (iv) the sum of: (a) the alternate rate of interest that has been selected by the Lender as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated term notes at such time and (b) the Benchmark Replacement Adjustment. “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Lender, as of the Benchmark Replacement Date: (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (ii) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; (iii) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Lender giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-

3 1894311.v9 current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates with respect to each Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Lender decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Lender determines is reasonably necessary). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (i) in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination; (ii) in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (iii) in the case of clause (iv) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (i) if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward- looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) the Lender determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

4 1894311.v9 (ii) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (iii) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (iv) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. “Borrower” has the meaning set forth in the Recitals. If Borrower constitutes more than one entity, “Borrower” refers to each of them individually and some or all of them collectively, and their obligations hereunder shall be joint and several. “Business Day(s)” means any day that is not a Saturday, Sunday or other day on which banks in the State of Minnesota are required or authorized by applicable law to be closed. “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act. “Co-Lender Agreement” means Co-Lender Agreement under the Main Street Lending Program Transaction Specific Terms issued on July 31, 2020, as may be amended from time to time. For the avoidance of doubt when such term is used in this Agreement it shall be understood to refer to the current version of this document that is in place at the time of this Agreement. “Collateral Coverage Ratio” means (a) the aggregate value of any relevant collateral security, including the pro rata value of any shared collateral, divided by (b) the outstanding aggregate principal amount of the relevant debt. “Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Lender in accordance with:

5 1894311.v9 (i) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (ii) if, and to the extent that, the Lender determines that Compounded SOFR cannot be determined in accordance with clause (i) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Lender or its designee giving due consideration to any industry-accepted market practice for U.S. dollar denominated term notes at such time. For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment. “Constituent Documents” means the articles or certificate of incorporation, by-laws, partnership agreement, certificate of limited partnership, limited liability company operating agreement, limited liability company articles of organization or certificate of formation, trust agreement, and all other documents and instruments pertaining to the formation and ongoing existence of any person or entity which is not a natural person. “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark. “Credit Support Party” means any person, or any persons severally, other than Borrower, who now or hereafter guarantees payment or collection of all or any part of the Loan or provides any collateral for the Loan. “Dollar” and “$” means lawful money of the United States of America, unless otherwise specified. “EBITDA” means for any period Borrower’s consolidated net earnings for such period before interest expense, tax expense, depreciation and amortization. “Equity Holder(s)” means any and all partners, members and/or shareholders (as applicable according to whether Borrower is a partnership (limited or general), limited liability company or corporation) holding equity interests in Borrower. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder. “ERISA Affiliate” means any member of a group which is under common control with Borrower (within the meaning of Section 414 of the IRC or Section 4001(a)(14) or 4001(b) of ERISA). “Event of Default” has the meaning set forth in Section 10. “Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

6 1894311.v9 “FRBNY” means the Federal Reserve Bank of New York. “FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org or any successor source. The term “indebtedness” shall mean all debt for borrowed money and any obligations evidenced by a bond, debenture, note, loan agreement or other similar instrument, and any guarantee of any of the foregoing. “Interest Deferral Period” has the meaning set forth in Section 3. “Interest Rate” has the meaning set forth in Section 3. “Interest Determination Date” means, in the event of a Benchmark Transition Event, the date upon which the Benchmark Replacement and subsequent Interest Rate is determined by the Lender; provided that if the then current Benchmark is Three-Month Term SOFR, then such Benchmark Replacement and subsequent Interest Rate shall be determined by the Lender pursuant to the Three-Month Term SOFR Conventions. “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto. “ISDA Definitions” means the 2006 ISDA Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time. “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor. “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment. “Jet Yard” means Jet Yard, LLC, an Arizona limited liability company. “Lender” has the meaning set forth in the Recitals. “Lender Affiliate” means Park Financial Group, Inc. or any direct or indirect subsidiary of Park Financial Group, Inc. (other than Lender itself).

7 1894311.v9 “Liabilities” means any and all obligations of Borrower to Lender hereunder or in connection herewith, now existing or hereafter arising, including: principal and interest on the Loan; commitment, late or other fees (if applicable). Unless otherwise provided herein or in a Related Document, each of the Liabilities shall be due and payable upon Lender’s request. “Loan” has the meaning set forth in Section 2. “Loan Origination Fee” means one percent (1.00%) of the principal amount of the Loan at the time of origination. The term “margin stock” shall have the same meaning herein as in Federal Reserve Board Regulation U, or any successor regulation, as and if modified from time to time. The verbs “purchase” and “carry” when used with respect to margin stock shall have the same meaning as in such Regulation or successor and applicable authorities thereunder. “Maximum Orderly Liquidation Value Ratio” shall mean one and thirty hundredths (1.30) to one (1). “Minimum Collateral FMV” shall mean two hundred percent (200%) of the fair market value of the collateral securing the Loan. “Mortgage Debt” means (i) debt secured solely by real property at the time of the Loan’s origination; and (ii) limited recourse equipment financings (including equipment capital or finance leasing and purchase money equipment loans) secured only by the acquired equipment. “MSPLF” has the meaning set forth in the Recitals. “MSPLF Borrower Certifications and Covenants” means the Main Street Priority Loan Facility Borrower Certifications and Covenants Instructions and Guidance issued on June 11, 2020 by the Federal Reserve Bank of Boston, as may be amended from time to time, which each Borrower under the MSPLF must submit in connection with obtaining a loan under the program. For the avoidance of doubt when such term is used in this Agreement it shall be understood to refer to the current version of this document that is in place at the time of this Agreement. “MSPLF Commitment Letter” has the meaning set forth in Section 2(a). “MSPLF FAQ” means the Main Street Lending Program For-Profit Businesses Frequently Asked Questions effective as of November 25, 2020, as may be amended from time to time. For the avoidance of doubt when such term is used in this Agreement it shall be understood to refer to the current version of this document that is in place at the time of this Agreement. “MSPLF Term Sheet” means the term sheet for the MSPLF issued by the Federal Reserve Bank of Boston and effective as of October 30, 2020, as may be amended from time to time. For the avoidance of doubt when such term is used in this

8 1894311.v9 Agreement it shall be understood to refer to the current version of the term sheet that is in place at the time of this Agreement. “Note” has the meaning set forth in Section 2. “Permitted Tax Distribution” has the meaning set forth in Section 9(g). The term “person” means any individual, corporation, company, limited liability company, voluntary association, partnership, trust, estate, unincorporated organization, other entity, or government (or any agency, instrumentality, or political subdivision thereof). “Plan” means any employee benefit plan which is a defined benefit plan under ERISA. “Pledge Agreement” means the Pledge Agreement, by and between Airco and Lender, dated as of December 11, 2020. “Reference Time” with respect to any determination of a Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Lender after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Lender after giving effect to the Benchmark Replacement Conforming Changes. “Related Document(s)” means this Agreement, the Note, the Bailee Agreements, the Pledge Agreement, the Security Agreement, the Subordination Agreement and any other agreement, guaranty, document or instrument, including with respect to any collateral, previously, now or hereafter delivered to Lender in connection with this Agreement. For the avoidance of doubt, as used herein, this term shall also refers to any documents required to be executed and/or delivered by Borrower and/or Lender in connection with the MSPLF. “Related Party(ies)” means any Credit Support Party, any Subsidiary, and, to the extent applicable, any general or limited partner, controlling shareholder, joint venturer, member or manager, of Borrower. “Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto. “Scheduled Maturity Date” has the meaning set forth in Section 2. “SEC” means the United States Securities and Exchange Commission. “Security Agreement” means the Security Agreement, by and between the Borrower and Lender, dated as of December 11, 2020. “SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.

9 1894311.v9 “Stratus” means Stratus Aero Partners LLC, a Delaware limited liability company. “Subordination Agreement” means the Subordination Agreement, by and among Air T, Borrower and Lender, dated as of December 11, 2020. “Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust, or other legal entity of which Borrower owns directly or indirectly fifty percent (50.00%) or more of the outstanding voting stock or interest, or of which Borrower has effective control, by contract or otherwise. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator). “Three-Month LIBOR” means the sum of: (i) the fixed rate of interest per year for deposits with maturity periods of ninety (90) days in United States dollars offered to Lender in or through the London or another offshore interbank market, as determined by Lender in its sole discretion for or as of the borrowing, maintenance or conversion date requested by Borrower; plus (ii) three percent (3.00%). The determination of “Three-Month LIBOR” for purposes of determining the Interest Rate hereunder shall be made on the tenth (10th) day of each month after the Loan is funded and during which amounts remain outstanding hereunder, beginning on January 10, 2021. “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Interest Period, as determined by the Lender after giving effect to the Three-Month Term SOFR Conventions plus three percent (3.00%). “Three-Month Term SOFR Conventions” means any determination, decision or election by the Lender with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three- Month Term SOFR, or changes to the definition of “Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Lender decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Lender determines is reasonably necessary). “Transaction Fee” means one percent (1.00%) of the principal amount of the Loan at the time of origination. “Trigger Date” means that date on which the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with the Lender, notified the Lender in writing that the Borrower has materially breached, made a material

10 1894311.v9 misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FRA and Regulation A Borrower Eligibility Certifications) of the MSPLF Borrower Certifications and Covenants in any material respect or that any such certification has failed to be true and correct in any material respect. “UCC” means the Uniform Commercial Code of the State of Minnesota, as may be amended from time to time. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. “Unmatured Event of Default” means any event or condition that would become an Event of Default with notice or the passage of time or both. “USA Patriot Act” means the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56, signed into law on October 26, 2001), as amended from time to time. (b) As used in this Agreement, unless otherwise specified: the term “including” means “including without limitation;” the term “days” means “calendar days”; and terms such as “herein,” “hereof” and words of similar import refer to this Agreement as a whole. Unless otherwise defined herein or the context requires otherwise, all terms (including those not capitalized) that are defined in the UCC shall have the same meanings herein as in the UCC; provided, however, no amendment to the UCC after the date hereof shall limit any rights of Lender hereunder or in connection herewith. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the others. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to sections or provisions without reference to the document in which they are contained are references to this Agreement. 2. LOAN. (a) Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (together with portions thereof from time to time outstanding hereunder, the “Loan”) to Borrower in the principal amount of $6,200,000, on or before the third (3rd) Business Day following the receipt of a commitment letter from MS Facilities LLC that it will purchase a participation interest in 95% of the aggregate principal amount of the loan under the Main Street Lending Program (the “MSPLF Commitment Letter”). (b) The Loan shall be evidenced by a Term Note dated the date of the Loan, payable to the order of Lender, in the original principal amount of the Loan (the “Note”) substantially in the form of Exhibit A attached hereto. The Loan principal shall be payable in accordance with the following, provided that in any event all such principal shall be paid on or before December 11, 2025 (the “Scheduled Maturity Date”):

11 1894311.v9 (i) Principal shall be deferred for the first two (2) years of the Loan (i.e., until December 11, 2022); (ii) Fifteen percent (15.00%) of the principal amount (including any capitalized interest accrued thereon) shall be due on the third anniversary of this Agreement (i.e., December 11, 2023); (iii) Fifteen percent (15.00%) of the principal amount (including any capitalized interest accrued thereon) shall be due on the fourth anniversary of this Agreement (i.e., December 11, 2024); and (iv) The remaining seventy percent (70.00%) of the principal amount (including any capitalized interest accrued thereon) shall be due on the Scheduled Maturity Date. (c) Notwithstanding any other provision hereof to the contrary, if the interest rate options hereunder include any pursuant to which a principal payment on the Loan is due on a date other than the last day of an applicable interest period, Borrower shall pay a prepayment breakage fee on the amount of such Loan payment determined as if such Loan principal payment were a prepayment made on a date other than the last day of such Interest Period. For the avoidance of doubt, this Section 2(c) shall prevail over Section 3 to the extent of any conflict or inconsistency. (d) If a payment hereunder (principal, interest or other) is fifteen (15) or more days late, Borrower may be charged, and Borrower agrees to pay immediately, a late fee of five percent (5.00%) of the unpaid portion of the payment. 3. INTEREST; PAYMENTS & PREPAYMENTS. (a) Borrower agrees to pay interest on the unpaid principal amount from time to time outstanding hereunder at the rate per year equal to the Benchmark, which, for the avoidance of doubt, shall initially be Three-Month LIBOR (the “Interest Rate”). Notwithstanding the foregoing or any other provision hereof or of any Related Document, in no event shall the Interest Rate hereunder exceed the maximum interest rate allowed under applicable law. (b) Borrower may prepay the Loan without penalty or premium at any time, provided, however, that if a Trigger Date has occurred, then the Lender shall promptly so notify the Borrower and the Borrower shall, no later than two (2) Business Days after such Trigger Date, prepay the Loan in full, along with any accrued and unpaid interest thereon. Any partial prepayments shall be applied to the next scheduled principal payment owed by Borrower hereunder. (c) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, Borrower agrees to pay interest on the Loan at a rate per year equal to five percent (5.00%) in addition to the rate otherwise applicable hereunder. Notwithstanding the foregoing or any other provision hereof or of any Related

12 1894311.v9 Document, in no event shall the Interest Rate hereunder exceed the maximum interest rate allowed under applicable law. (d) Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days and days elapsed, including the date the Loan is made and excluding the date the Loan or any portion thereof is paid or prepaid. Calculating interest on the basis of a year other than a calendar year may result in a higher effective interest rate than any numeric rate stated in or determined pursuant hereto. (e) Interest shall be payable on the Loan in accordance with the following: (i) Interest on the Loan shall be deferred for one (1) year (the “Interest Deferral Period”); (ii) After the expiration of the Interest Deferral Period, Borrower agrees to pay accrued interest monthly on the eleventh (11th) day of each calendar month, beginning on January 11, 2022, with all accrued but unpaid interest being due and payable in full on the Scheduled Maturity Date (for avoidance of doubt, any interest accrued during the Interest Deferral Period shall, following the Interest Deferral Period, be capitalized and added to any outstanding amounts of principal due hereunder); and (iii) After the Scheduled Maturity Date, whether by acceleration or otherwise, interest shall be payable on demand. 4. EFFECT OF BENCHMARK TRANSITION EVENT. (a) If the Lender determines prior to the relevant Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month LIBOR, then the Lender shall promptly provide notice of such determination to the Borrower and Section 4(d) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Interest Rate payable on the Loan during a relevant Interest Period. (b) However, if the Lender determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three- Month LIBOR, but for any reason the Benchmark Replacement has not been determined as of the relevant Interest Determination Date, the Interest Rate for the applicable Interest Period will be equal to the Interest Rate on the last Interest Determination Date for the Loan, as determined by the Lender. (c) If the then-current Benchmark is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the Interest Rate and the payment of interest during the Interest Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Lender, then the relevant Three-Month Term SOFR Conventions will apply.

13 1894311.v9 (d) Effect of Benchmark Transition Event. (i) If the Lender determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Loan during the relevant Interest Period in respect of such determination on such date and all determinations on all subsequent dates. (ii) In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time. (iii) Any determination, decision or election that may be made by the Lender pursuant to the Benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection: A. will be conclusive and binding absent manifest error; B. will be made in the Lender’s sole discretion; and C. notwithstanding anything to the contrary in the Loan, shall become effective without consent from the Borrower or any other party. (iv) For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on the Loan for the applicable Interest Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof. 5. CONDITIONS OF LENDING. (a) Any obligation of Lender to make the Loan is subject to the following conditions precedent: (i) Documents. Promptly following the execution and delivery hereof, and in any event prior to the funding of the Loan, Lender shall have received all of the following, each duly executed and dated the date hereof (unless otherwise specified herein), in form and substance satisfactory to Lender and its counsel, at the expense of Borrower, and in such number of signed counterparts as Lender may request (except for the Note, of which only the original will be signed): A. Term Note. The Note. B. Related Documents. This Agreement and all Related Documents.

14 1894311.v9 C. Collateral documents and searches. Duly recorded copies of mortgages, deeds of trust and financing statements, as well as lien searches, title insurance commitments and policies, environmental studies, and other documents as Lender may require, to confirm the following to Lender’s satisfaction, subject only to such exceptions as Lender may permit: I. Lender has a first-priority, sole security interest in any and all collateral for the Loan; II. The Loan is senior or pari passu in ranking with any other indebtedness, other than Mortgage Debt, of Borrower; and III. Compliance with any applicable environmental and other laws and regulations pertaining to any collateral. D. Resolution; Certificate of Incumbency. A copy of a resolution of Borrower’s, Airco’s and Air T’s respective board of directors (if Borrower, Airco or Air T, as applicable, is a corporation), members and managers (if Borrower, Airco or Air T, as applicable, is a limited liability company), limited and general partners (if Borrower, Airco or Air T, as applicable, is a partnership), authorizing or ratifying the execution, delivery and performance, respectively, of this Agreement and all Related Documents to which it or they are parties, certified by an appropriate officer, member, manager or partner of Borrower, Airco and Air T, as applicable, authorized to do so, as applicable, together with a certificate of an appropriate officer, member, manager, or partner of Borrower, Airco and Air T, as applicable, certifying the names of the parties authorized to execute, deliver, and perform Borrower’s, Airco’s and Air T’s, as applicable, obligations under, this Agreement and the Related Documents to which it or they are parties, together with a sample of the true signature of each such person (Lender may rely without inquiry on such certificate until formally advised by a like certificate of any changes thereto). E. Governing Documents. A copy of the Constituent Documents of Borrower, Airco and Air T, certified by an appropriate officer, member, manager or partner of Borrower, Airco and Air T, respectively. F. Good Standing Certificate. A good standing certificate or the equivalent for Borrower, Airco and Air T issued by the Secretary of State or other appropriate agency of the state where Borrower Airco and Air T, respectively, was organized, dated within thirty (30) days prior to the date of this Agreement. G. Transaction Fee. Payment of the Transaction Fee to Lender.

15 1894311.v9 H. Loan Origination Fee. Payment of the Loan Origination Fee to Lender. I. Payoff Letters. Payoff letters from Minnesota Bank & Trust, Borrower’s current Lender. J. UCC-3 Termination Statements. An agreement or acknowledgement from Minnesota Bank & Trust to file or permit filing of UCC-3 termination statements once the indebtedness held by Minnesota Bank & Trust is paid in full. K. Miscellaneous. Such other documents and certificates as Lender may reasonably request. (ii) No Default, Etc. At the time of the Loan, and after giving effect thereto: A. Representations and Warranties True. Borrower’s representations and warranties herein and in all Related Documents shall be true and correct. B. No Default. No Event of Default or Unmatured Event of Default shall have occurred and be continuing. (b) The request or application for the Loan shall constitute a representation and warranty by Borrower as of the date of such request or application that: (i) no Event of Default or Unmatured Event of Default has occurred and is continuing as of such date or will exist after the Loan is made; and (ii) Borrower’s representations and warranties herein and in any Related Document are true and correct, and will be true and correct after the Loan is made. (c) The Loan is being made pursuant to the MSPLF and must comply with the terms thereof. (d) Notwithstanding anything to the contrary contained herein, the funding of the Loan shall be conditioned on the receipt of the MSPLF Commitment Letter. 6. CROSS-REFERENCES. The Loan and other Liabilities are secured without limitation as provided herein and in the following and all Related Documents, in each case as amended, modified, renewed, restated or replaced from time to time: (a) The MSPLF Borrower Certifications and Covenants executed and delivered by Borrower pursuant to the MSPLF. (b) The Assignment Agreement executed and delivered by Borrower and Lender pursuant to the MSPLF.

16 1894311.v9 (c) The Co-Lender Agreement executed and delivered by Borrower and Lender pursuant to the MSPLF. (d) The Bailee Agreements executed and delivered by Airco and Jet Yard, as applicable, Borrower and Lender. (e) The Pledge Agreement executed and delivered by Airco and Lender. (f) The Security Agreement executed and delivered by Borrower and Lender. (g) The Subordination Agreement executed and delivered by Air T, Borrower and Lender. 7. USE OF PROCEEDS. (a) Borrower shall not use Loan proceeds for any purpose other than to refinance existing indebtedness and for working capital and general corporate purposes. (b) Borrower represents and warrants that the proceeds of the Loan will be used solely for business purposes, and not for personal, family or household use, within the meaning of Federal Truth-in-Lending and similar state laws and regulations. (c) Borrower agrees not to use the Loan or proceeds thereof, directly or indirectly, to purchase or carry any margin stock unless on or prior to the date of this Agreement (i) Borrower furnishes to Lender a signed Federal Reserve Form U-1 indicating Borrower may do so, and (ii) Lender consents in writing to Loan proceeds being so used. Borrower agrees to comply with such Regulation U and any related regulations in the manner deemed appropriate by Lender. 8. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Section 8 and elsewhere in this Agreement are made in addition to, and not in lieu of, the Borrower’s certifications and covenants contained in the MSPLF Borrower Certifications and Covenants. Borrower represents and warrants to, and agrees in favor of Lender, that: (a) Borrower Organization: (i) Borrower is an entity of the type, and is organized under the laws of the jurisdiction, specified in the preamble hereto. Borrower’s name as shown in the preamble hereto is the full exact name that appears in Borrower’s organizational documents. If Borrower is a registered organization, Borrower’s name as shown in the preamble hereto is as shown on the public organic record most recently filed with or issued or enacted by Borrower’s jurisdiction of organization which purports to state, amend, or restate Borrower’s name. If Borrower is an organization but not a registered organization, if it has only one place of business that place of business is at Borrower’s address indicated in

17 1894311.v9 the preamble hereto, but if it has more than one place of business, its chief executive office is at such address. (ii) The representations and warranties made by Borrower in (i)-(ii) of this Section 8(a), as applicable, would have been accurate at all times during the five years and six months prior to the date hereof except as and if Borrower has specifically notified Lender in writing prior to Borrower’s execution of this Agreement. (b) Borrower and any Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and is duly qualified as a foreign limited liability company or other entity, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to qualify in such jurisdiction could not reasonably be expected to have a material adverse effect on Borrower’s or any such Subsidiary’s financial condition, business, properties or assets. (c) Borrower has full power and authority to enter into and to perform its obligations under this Agreement and each Related Document to which it is a party. (d) This Agreement and each Related Document constitute the legal, valid, and binding obligations of Borrower and each Related Party and are enforceable against Borrower and each Related Party, as applicable, in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of rights of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies. (e) Borrower’s execution, delivery and performance of this Agreement and each Related Document to which Borrower is a party have been duly authorized by all necessary corporate or company action, do not require the consent or approval of any person which has not been obtained, and do not conflict with any agreement binding upon Borrower or any of Borrower’s property. (f) There is no litigation, bankruptcy proceeding, arbitration or governmental proceeding pending against Borrower or any Subsidiary or affecting the business, property or operations of the Borrower or any such Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a material adverse effect on Borrower’s or any such Subsidiary’s financial condition, business, properties or assets. (g) Neither Borrower nor any ERISA Affiliate has maintained, established, sponsored or contributed to any Plan covered by Title IV of ERISA. (h) The proceeds of the Loan will be used (i) to refinance existing indebtedness of the Borrower held by Minnesota Bank & Trust, and (ii); no part of the proceeds of the Loans will be used for any purpose which violates, or which is

18 1894311.v9 inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System. (i) (i) Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to it including, without limitation, all pollution control and environmental regulations in each jurisdiction where Borrower is doing business; and (ii) Borrower does not have any material liability for the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment. (j) Borrower’s internally prepared financial statements for the fiscal quarter that ended on September 30, 2020, copies of which have been furnished to the Lender, have been prepared in accordance with GAAP (except for the absence of footnotes and subject to customary year-end adjustments) and present fairly the financial condition of Borrower as of such date and the result of its operation for the periods then ended. (k) Since the date on which the financial statements described in Section 8(j) were prepared, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Borrower that have not been otherwise reported to the Lender via applicable regulatory filings, or subsequent month-end statements, copies of which have been provided to Lender. (l) Borrower has filed all federal and state income tax and other tax returns which are required to be filed, and has paid all taxes as shown on said returns and all assessments received by Borrower to the extent that such taxes have become due, except to the extent that Borrower is disputing such taxes in good faith and has established adequate reserves on its books. (m) Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted. (n) Borrower is not in default of a material provision under any material agreement, instrument, decree or order to which it is a party or by which it or its property is bound or affected and assuming that this Agreement had been previously executed and delivered no Default or Event of Default has occurred and is continuing thereunder or hereunder. (o) Borrower has good title to all of its properties and assets, including, without limitation, any collateral, free and clear of all mortgages, security interests, liens and encumbrances, except as permitted by Section 9(o). Neither Borrower nor any Subsidiary of Borrower has acquired or agreed to acquire any property or assets of any character under any conditional sale agreement or other title retention agreement, except for: (i) liens existing on the date of this Agreement of which Lender has been advised by Borrower in writing before this Agreement was signed; (ii) liens of landlords, contractors, laborers or supplymen, tax liens, liens securing performance or appeal bonds, or other

19 1894311.v9 similar liens or charges arising out of Borrower’s or any Subsidiary’s business, provided that tax liens are removed before related taxes become delinquent and other liens are promptly removed, in either case unless contested in good faith and by appropriate proceedings, and as to which adequate reserves have been established and no foreclosure, sale or similar proceedings have commenced; and (iii) liens in favor of Lender. (p) Borrower is a wholly-owned subsidiary of Airco, which, in turn, is a wholly- owned subsidiary of Stratus which is a wholly-owned subsidiary of Air T. For the avoidance of doubt, neither Stratus nor Air T are parties to this Agreement, nor guarantors of the obligations created hereunder. (q) Borrower is solvent after giving effect to the making of the Loan hereunder and the granting of liens pursuant to this Agreement and the Related Documents; (r) (i) Borrower is not a party to any labor dispute; and (ii) there are no strikes or walkouts relating to any labor contracts to which Borrower is subject. (s) Borrower is not an “investment company” and is not “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. (t) Borrower is not a partner (limited or general) or joint venturer in any partnerships or joint ventures. (u) Borrower is not a “holding company” or a “subsidiary company” of a holding company or an “affiliate” of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended. (v) Borrower is not subject to or in violation of any law or regulation, or listed on any list of any government agency including, without limitation, the U.S. Office of Foreign Asset Control list, Executive Order 13224 or the USA Patriot Act that prohibits or limits the conduct of business with or receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits Lender from making the Loan or other extension of credit to Borrower or from otherwise conducting business with Borrower. (w) Neither the execution of this Agreement nor the use of the proceeds of the Loan violates the Trading with the Enemy Act of 1917, as amended, nor any of the foreign assets control regulations promulgated thereunder or under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945; and (ii) neither the Borrower nor any Person who owns a controlling interest in or otherwise controls the Borrower is listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control, the Department of the Treasury or included in Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

20 1894311.v9 (x) Borrower is not engaged principally in, nor is one of the Borrower’s important activities, the business of extending credit for the purpose of purchasing or carrying margin stock. Assets which constitute margin stock constitute less than twenty-five percent (25.00%) by market value of all assets of Borrower. (y) Attached hereto as Exhibit B is a correct and complete list of all Subsidiaries of Borrower, indicating the exact name thereof, the type of entity and the jurisdiction of formation or organization; if there are no Subsidiaries, Borrower has indicated “None” or “N/A” on Exhibit B. (z) The execution, delivery and performance of this Agreement and all Related Documents are in Borrower’s best interest in its current and future operations and will materially benefit Borrower. Borrower has received adequate, fair and valuable consideration, and at least reasonably equivalent value, to enter into and perform this Agreement and all Related Documents. Borrower’s assets at fair valuation exceed the sum of Borrower’s debts. Borrower is able to pay its debts as they become due. Borrower does not have unreasonably small capital with which to conduct its business. (aa) Borrower is an “eligible borrower” as such term is defined in the MSPLF Term Sheet for the MSPLF, and to Borrower’s knowledge no fact or circumstance exists that, now or with the passage of time, would cause Borrower to be ineligible to borrow under the terms of the MSPLF, including, for the avoidance of doubt, meeting any EBITDA and related requirements for eligibility under the MSPLF. (bb) As of the date hereof (and as of the date of origination), Borrower does not (and will not) have any secured debt other than Mortgage Debt that would require utilization of the Collateral Coverage Ratio provided for in the MSPLF FAQ in order for the parties to be in compliance with the terms of the MSPLF. 9. COVENANTS. The covenants contained in this Section 9 and elsewhere in this Agreement are made in addition to, and not in lieu of, the Borrower’s certifications and covenants contained in the MSPLF Borrower Certifications and Covenants. (a) Borrower Organizational Changes. BORROWER AGREES TO NOTIFY LENDER IN WRITING AT LEAST SIXTY (60) DAYS IN ADVANCE OF: (i) ANY CHANGE WHATSOEVER IN THE NAME OF BORROWER; (ii) ANY CHANGE WHATSOEVER IN THE STATE OR JURISDICTION IN WHICH BORROWER IS ORGANIZED OR FORMED; (iii) ANY NEW NAMES UNDER WHICH BORROWER INTENDS TO DO BUSINESS; AND (iv) ANY NEW ADDRESSES AT OR FROM WHICH BORROWER INTENDS TO DO BUSINESS. IF BORROWER IS A REGISTERED ORGANIZATION, SUCH AS A CORPORATION, LIMITED LIABILITY COMPANY, OR LIMITED PARTNERSHIP, BORROWER AGREES TO NOTIFY LENDER IMMEDIATELY IF BORROWER’S STATE OR JURISDICTION OF ORGANIZATION DISSOLVES, SUSPENDS OR

21 1894311.v9 TERMINATES BORROWER’S EXISTENCE OR PRIVILEGES, OR NOTIFIES BORROWER THAT IT IS NOT IN COMPLIANCE WITH ANY REQUIREMENTS OF SUCH STATE OR OTHER JURISDICTION. (b) Financial Reporting. Borrower shall furnish (or cause to be furnished) to Lender: (i) As soon as available and in any event within thirty (30) days after the end of each of fiscal quarter of Borrower’s fiscal year, a copy of Borrower’s internally prepared financial statements consisting of a balance sheet as of the close of such fiscal quarter and related income statement and cash flow statement for such fiscal quarter and from the beginning of such fiscal year to the end of such fiscal quarter. To the extent not included in the financial statements described in this Section 9(b)(i), Borrower shall also provide Lender, within the same time period referenced above, the items required to be provided by Borrower that are listed in Table II of Appendix C to the MSPLF FAQ, a copy of which is attached hereto as Exhibit C and where applicable reasonably detailed calculations of the required data, required by the MSPLF as of the end of such quarter of the Borrower. Such financial statements and calculations, in each case, shall be true and accurate in all material respects and, where applicable, present fairly in all material respects the financial condition of the Borrower for the period covered thereby in accordance with GAAP, consistently applied. (ii) As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual audit report of Air T and its subsidiaries for such year including a copy of the audited consolidated balance sheet of Air T and its subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with an opinion as to such audit report of Deloitte LLP or other independent certified public accountants of nationally recognized standing which does not contain a “going concern” or similar qualification or exception, or qualification arising out of the scope of the audit, together with related consolidating financial statements all prepared in accordance with generally accepted auditing standards; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, Borrowers shall also provide a reconciliation of such financial statements to GAAP. Additionally, to the extent not included in the annual financial statements referred to in elsewhere in this Section 9(b)(ii), Borrower shall provide Lender with any information required to be provided by Borrower listed in Table I of Appendix C to the MSPLF FAQ, a copy of which is attached hereto as Exhibit C. (iii) Within ninety (90) days after the end of each fiscal year of Borrower, Borrower will provide a review of Borrower’s annual financial

22 1894311.v9 statements conducted by an independent third-party certified public accounting firm, which will include a copy of such reviewed annual financial statements of Borrower. (iv) If Borrower files its own tax return, then within thirty (30) days after the filing of Borrower’s annual tax return, a copy of such annual tax return of Borrower. (v) Within one hundred twenty (120) days after the end of each fiscal year of Borrower, a copy of Borrower’s annual budget for the upcoming fiscal year. (vi) Each fiscal quarter, within fifteen (15) days of the month end for the last month of such fiscal quarter, an inventory report of Borrower. (vii) Not later than five (5) Business Days after becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action Borrower proposes to take with respect thereto. (viii) Not later than five (5) Business Days after becoming aware of the institution of any litigation, arbitration or governmental proceeding against Borrower which, if determined adversely to Borrower, could reasonably be expected to have a material adverse effect on Borrower’s financial condition, business, properties or assets, or the rendering of a judgment or decision in such litigation or proceeding which could reasonably be expected to have a material adverse effect on Borrower’s financial condition, business, properties or assets, and the steps being taken by Borrower with respect thereto. (ix) Provide Lender with such other financial or other information or certification as Lender may reasonably request. (x) If securities issued by Borrower or any Subsidiary are traded on any securities exchange or are registered with the SEC, copies of each filing and report made by Borrower or any Subsidiary with or to any such securities exchange or the SEC, except in respect of any single equity holder, and of each communication from Borrower or any Subsidiary to equity holders generally, promptly following the filing or making thereof. (c) Capital Structure and Dividends. Borrower agrees, and agrees to cause any Subsidiary, not to purchase or redeem, or obligate itself to purchase or redeem, any equity interests in Borrower (including debt convertible into equity). Borrower agrees not to declare or pay any distributions or dividend (other than any such payable in its own common stock) or make any other distribution in respect of such equity interests. Borrower agrees to continue to own, directly or indirectly, the same (or greater) percentage of the stock and other equity interest of each Subsidiary that it holds on the date of this Agreement. Borrower agrees to ensure that no Subsidiary issues any additional securities

23 1894311.v9 or other equity interests, options or warrants in respect thereof, or securities convertible into such securities or interests, other than to Borrower. In addition to the foregoing, Borrower agrees that it will follow compensation, stock repurchase, and capital distribution restrictions that apply to direct loan programs under Section 4003(c)(3)(A)(ii) of the CARES Act. (d) Existence, Mergers, Etc. Borrower agrees to maintain and preserve its existence as a limited liability company organized and in good standing under the laws of the state of its organization and in each other jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and where the failure to qualify could have a material adverse effect on Borrower’s financial condition, business, properties or assets. Borrower agrees, and agrees to cause any Subsidiary to: (i) lease, sell or otherwise convey all or any substantial portion of its property and business to any other entity or entities, whether in one transaction or a series of related transactions, except for sales of inventory in the ordinary course of Borrower’s business (ii) consolidate with or merge into or with any other entity or entities or liquidate, wind up or dissolve itself or suffer any liquidation or dissolution; (iii) form or acquire any corporation or company which would thereby become a subsidiary; or (iv) form or enter into any partnership as a limited or general partner or form or enter into any joint venture. (e) Operation of Business. Borrower agrees not to engage in any business other than the business engaged in by Borrower on the date of this Agreement, or make any material change in the nature of the business of Borrower as carried on the date of this Agreement, including, but not limited to, (i) materially changing its selling terms of payment on accounts receivable as in effect on the date the Loan is funded; (ii) materially changing its selling terms of payment on accounts as in effect on the date of this Agreement or provide dating terms except on a basis consistent with past business practices of Borrower; or (iii) changing Borrower’s fiscal year end to a date other than March 31. (f) Fiscal Year. Borrower represents and warrants to Lender that its fiscal year ends on March 31 of each year, and agrees that it will not change its fiscal year- end without Lender’s express prior written consent. (g) Payments to Equity Holders. Borrower shall not declare or pay any cash dividends, purchase, redeem, retire or otherwise acquire for value any of the Borrower’s membership interest (or any warrant or option to purchase any such membership interest) now or hereafter outstanding, or return any capital to its Equity Holders. Further, Borrower shall not either: (i) permit the direct or indirect transfer, distribution or payment of any of its funds, assets or property to any Related Party, except that the Borrower may pay: (A) bona fide employee compensation (including benefits) to Related Parties for services actually rendered to Borrower; (B) expenses incurred by an employee in the ordinary course of business; (C) expenses or rents for services or property or the use thereof allocated to Borrower; provided, however, that all such

24 1894311.v9 payments pursuant to subsections (i)(A), (B) and (C) in this Section 9(g) shall not exceed the amount which would be payable in a comparable arm’s length transaction with a third party who is not a Related Party; (ii) except as otherwise permitted by Sections 9(r)(i) of this Agreement, lend or advance money, credit or property to any Related Party; (iii) invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any assets or properties, of any Related Party; or (iv) guarantee, assume, endorse or otherwise become responsible for, or enter into any agreement or instrument for the purpose of discharging or assuming (directly or indirectly, through the purchase of goods, supplies or services or otherwise) the indebtedness, performance, capability, obligations, dividends or agreement for the furnishing of funds of any Related Party or any officer, director or employee. Notwithstanding the foregoing, or anything to the contrary herein, Borrower may pay dividends or distributions to its Equity Holders to the extent necessary to permit such Equity Holders, to pay an amount reasonably estimated as equal to the income tax (using the highest combined applicable federal, state and local income tax rate, taking into account any applicable federal deduction for state and local taxes) on the amount of taxable income or net capital gain, as the case may be, of the Borrower allocable to such Equity Holders for such year (or portion thereof) (a “Permitted Tax Distribution”); provided, however, that any such Permitted Tax Distribution shall only be allowed if, and only if, as of the date of such Permitted Tax Distribution: (i) Borrower is in full compliance with all of its covenants contained herein (that are required to be satisfied as of such date); (ii) all terms of this Agreement required to be satisfied (as of such date) by Borrower have been satisfied; and (iii) there is no Event of Default or Unmatured Event of Default existing hereunder. (h) Collateral Appraisals and Requirements. Beginning on March 31, 2021, and on each March 31 thereafter during the term of this Agreement, Borrower shall obtain an appraisal of the collateral securing the Loan, in form and substance reasonably acceptable to the Lender, and conducted by a nationally recognized firm chosen by the Borrower and approved by Lender, which approval shall not be unreasonably withheld. Borrower shall deliver the results of each such appraisal to Lender within two (2) Business Days of receipt thereof. Each such appraisal shall show that the fair market value of the collateral, plus cash held in Borrower’s account with the Lender, is greater than the Minimum Collateral FMV. If the fair market value of the collateral, which shall include cash held in Borrower’s account with Lender, is determined to be less than or equal to the Minimum Collateral FMV, then Borrower shall pay such portion of the then outstanding Loan amount that would allow it to meet the Minimum Collateral FMV requirement hereunder. Additionally, by March 31, 2023 the orderly liquidation value of the collateral as reflected on the collateral appraisal for such period shall be less than the Maximum Orderly Liquidation Value Ratio. To the extent that the orderly liquidation value of the collateral as of such date is equal to or greater than the Maximum Orderly Liquidation Ratio, then Borrower shall pay such portion of the then outstanding

25 1894311.v9 Loan amount that would allow it to meet the Maximum Orderly Liquidation Value requirement hereunder. (i) Compliance Certificates. Each fiscal quarter, within fifteen (15) days of the month end for the last month of such fiscal quarter, Borrower shall deliver to Lender a compliance certificate duly executed by the chief executive officer of Borrower in the form of Exhibit D attached hereto certifying as to (i) its compliance with the covenants contained in this Agreement; (ii) its compliance with the terms of the MSPLF and the MSPLF Borrower Certifications and Covenants; and (iii) that no Event of Default or Unmatured Event of Default has occurred or is continuing. (j) Deposit Accounts. Borrower agrees maintain the Borrower’s primary depository accounts with Lender. (k) Inspection. Borrower agrees, and agrees to cause any Related Party, permit the Lender and its representatives at reasonable times and intervals and upon reasonable notice to visit Borrower’s offices and the offices and locations of each other person storing any collateral and inspect their respective books and records including, without limitation, permitting the Lender to examine any collateral securing the Loan and reimburse the Lender for all examination fees and expenses incurred in connection with such examinations at its then current rate for such services and for its out-of-pocket expenses incurred in connection therewith. (l) Indebtedness. Borrower agrees, and agrees to cause any Subsidiary, not create, incur, assume or suffer to exist any indebtedness except: (i) the indebtedness under this Agreement or any other Related Document; (ii) current liabilities (other than borrowed money) incurred in the ordinary course of business; (iii) indebtedness in respect of hedge agreements, including hedge agreements, entered into in the ordinary course of business to hedge or mitigate risks to which Borrower is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes; (iv) indebtedness in respect of taxes, assessments or government charges to the extent that payment thereof shall not at the time be required to be made under this Agreement; (v) indebtedness owing to Lender; or (vi) subordinated debt. Borrower shall refrain from repaying the principal balance of, or paying any interest on, any indebtedness other than the Loan, unless the debt or interest payment is mandatory and due. Additionally, Borrower shall neither (x) assume, guarantee, endorse or otherwise become liable upon the obligation of any person, firm or corporation except pursuant to this Agreement and the Related Documents or by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, nor (y) sell any notes or accounts receivable with or without recourse. (m) Subordinated Debt. Except as permitted by the subordination agreement pertaining to an item of subordinated debt, Borrower shall not: (i) make any payment of, or purchase, redeem, or acquire, any subordinated debt; (ii) give security for all or any part of any subordinated debt; (iii) take or omit to take

26 1894311.v9 any action whereby the subordination of any subordinated debt or any part thereof to the obligations might be terminated, impaired or adversely affected; (iv) settle, compromise, discharge or otherwise reduce the outstanding principal amount of any subordinated debt or exercise any right to convert the subordinated debt to equity; or (v) omit to give Lender prompt written notice of any default or event which, with the giving of notice or lapse of time, would constitute a default under any other agreement or instrument relating to any subordinated creditor. (n) Ranking. Borrower agrees to take any action necessary to ensure that the Loan is senior or pari passu in ranking with any other indebtedness, other than Mortgage Debt, of Borrower. (o) Negative Pledge on Assets. Borrower agrees, and agreed to cause any Subsidiary, not to, create, incur or suffer to exist any liens encumbering any of its assets, including without limitation any real or personal property owned by Borrower, other than the following: (i) liens securing obligations under the Loan; (ii) any other liens in favor of the Lender; (iii) liens on real property in connection with loans with respect to which substantially all of the proceeds were used for acquisition, construction, fitout, and/or renovation of the property; (iv) junior liens securing permitted indebtedness; or (v) liens on receivables assets and related assets incurred in connection with a receivables facility, provided that such debt is secured only by the newly acquired property. (p) Taxes. Borrower agrees, and agrees to cause any Subsidiary, file all federal and state income tax and other tax returns (including, without limitation, withholding tax returns) which are required and make payments as required of such taxes; provided, however, that: (i) Borrower shall not be required to pay any such tax so long as the validity thereof is being contested in good faith by appropriate proceedings, Borrower’s title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on Borrower’s books in accordance with GAAP; and (ii) in all events, Borrower shall pay, or cause to be paid, all such taxes forthwith upon the commencement of foreclosure of any lien which may have attached as security therefor. (q) Guaranties & Keep Well Agreements. Borrower agrees, and agrees to cause any Subsidiary, not to assume, guarantee, indorse or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to the obligations of any other person or entity, except by the indorsement of negotiable instruments for deposit or collection in the ordinary course of business and except as and if permitted by this Agreement. (r) Investments and Loans by Borrower. Borrower agrees, and agrees to cause any Subsidiary, not to acquire, make or hold any investment in any other person, except that Borrower and any Subsidiary may:

27 1894311.v9 (i) Make loans or advances to officers and employees of Borrower to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business as presently conducted; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause shall not exceed $50,000 at any one time; (ii) Make extensions of credit in the nature of accounts or notes receivable arising from the sale of goods and services in the ordinary course of business; (iii) Receive and hold shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; and (iv) Make investments in hedge agreements and other hedging agreements permitted by Section 9(l). (s) Maintenance of Properties. Borrower agrees, and agrees to cause any Subsidiary, to maintain, or cause to be maintained, in good repair, working order and condition, all their properties (whether owned or held under lease), ordinary wear and tear excepted, and to make, or cause to be made, all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto. (t) Maintenance of Licenses. Borrower agrees to maintain in full force and effect all of Borrower’s material rights, licenses, certifications, franchises and to comply with all applicable laws and regulations necessary to enable it to conduct its business. (u) Insurance. Borrower agrees, and agrees to cause any Subsidiary, maintain insurance of such types and in such amounts as are maintained by companies of similar size engaged in the same or similar businesses and as may be required by any Loan Document; provided that, each policy insuring any collateral securing the Loan shall name the Lender as the lender loss payee and each policy of the liability insurance shall name the Lender as an additional insured party. (v) Regulation U. Borrower agrees not to be engaged principally in, nor to have as one of Borrower’s important activities, the business of extending credit for the purpose of purchasing or carrying margin stock. Borrower agrees to ensure that assets which are margin stock at all times constitute less than twenty-five percent (25.00%) by market value of all assets of Borrower. (w) Employees and Benefit Plans. Borrower shall make commercially reasonable efforts to maintain its payroll and retain its employees during the time that the Loan is outstanding. Borrower shall not maintain, establish, sponsor or contribute to any Plan which is a defined benefit plan and shall not permit any of its ERISA Affiliates to do so.

28 1894311.v9 (x) Related Party Transactions. During the term of the Loan, neither Borrower nor any Related Party shall engage in any transactions with any Related Party (in the case of Borrower) or Borrower (in the case of any Related Party) with respect to consignment sales and payouts, except in the ordinary course of business and consistent with past practice. Borrower shall not make any loan to, or otherwise extend any credit to, Borrower’s officers, directors, Equity Holders, partners, members, managers or Related Parties or to any member of any such person’s immediate family, except for loans expressly permitted by Section 9(r)(i). (y) Freight Charges and Fees. Borrower shall pay in a timely manner all applicable duties, freight, charges and like fees and charges of shippers, freight forwarders, carriers and warehousemen. (z) FAA Certificates. Borrower shall deliver a copy of the FAA decommissioning certificate for each airframe to the Lender by not later than two (2) months after the date such airframe is acquired by Borrower. (aa) Other Fees and Expenses. Borrower agrees to reimburse Lender for reasonable expenses, fees and disbursements (including, without limitation, reasonable attorneys’ fees and legal expenses), incurred in connection with the preparation or administration of this Agreement or any Related Document or the Lender’s enforcement of the obligations of the Borrower under this Agreement or any Related Document, whether or not suit is commenced, which attorneys’ fees and legal expenses shall include, but not be limited to, any attorneys’ fees and legal expenses incurred in connection with any appeal of a lower court’s judgment or order. 10. EVENTS OF DEFAULT. Each of the following shall constitute an “Event of Default”: (a) (i) failure to pay, when and as due, any principal payable on any of the Liabilities; (ii) failure to pay, within five (5) days of when and as due, any interest or other amounts payable on any of the Liabilities; provided, however, that any such payment described in this clause (ii) that is late but paid within such five (5) day period shall be subject to the late fee described in Section 2(d); or (iii) failure to comply with or perform any agreement or covenant of Borrower contained herein or in any Related Document, which failure does not otherwise constitute an Event of Default, subject to any applicable notice, grace or cure period; or (b) any default, event of default, or similar event shall occur or continue under any Related Document, and shall continue beyond any applicable notice, grace or cure period set forth in such Related Document; or (c) (i) the Borrower or any Subsidiary shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness (other than indebtedness under

29 1894311.v9 this Agreement or any Related Document) owing to the Lender or any Lender Affiliate, in each case beyond the applicable grace period with respect thereto, if any; or (ii) the Borrower or any Subsidiary shall fail to observe or perform any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which failure to make a payment, default or other event described in clause (i) or (ii) is to cause such indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such indebtedness to be made, prior to its stated maturity, provided that clause (ii) shall not apply to secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such indebtedness and such indebtedness is repaid when required under the documents providing for such indebtedness. (d) there shall occur any default or event of default, any similar event, any event that requires the prepayment of borrowed money or permits the acceleration of the maturity thereof, or any event or condition that might become any of the foregoing with notice or the passage of time or both, under the terms of any evidence of indebtedness or other agreement issued or assumed or entered into by Borrower or any Related Party, including, without limitation, any agreement under the MSPLF, or under the terms of any document or instrument under which any such evidence of indebtedness or other agreement is issued, assumed, secured, or guaranteed, and such event shall continue beyond any applicable notice, grace or cure period; or (e) any representation, warranty, certificate, financial statement, report, notice, or other writing furnished by or on behalf of Borrower or any Related Party to Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified; or (f) this Agreement or any Related Document, including any guaranty of or pledge of collateral security for the Liabilities, shall be repudiated or shall become unenforceable or incapable of performance in accord with its terms; or (g) Borrower or any Related Party shall fail to maintain their existence in good standing in their state of organization or formation or shall fail to be duly qualified, in good standing and authorized to do business in each jurisdiction where failure to do so would reasonably be expected to have a material adverse impact on the assets, condition or business prospects of Borrower or any Related Party; or (h) Borrower or any Related Party shall dissolve, liquidate, merge, consolidate, or cease to be in existence, or if a natural person shall die or be declared legally incompetent, for any reason; or, if Borrower is a partnership or joint venture, any general or limited partner or joint venturer of Borrower shall withdraw from Borrower, or any general partner shall become a limited partner; or

30 1894311.v9 (i) any person presently not in control of a Borrower or Related Party which is not a natural person shall obtain control directly or indirectly of such a Borrower or Related Party, whether by purchase or gift of stock or assets, by contract, or otherwise; or (j) any proceeding (judicial or administrative) shall be commenced against Borrower or any Related Party, or with respect to any of their assets, which would reasonably be expected to have a material and adverse effect on the ability of Borrower to repay the Liabilities; or a judgment or settlement shall be entered or agreed to in any such proceeding which would reasonably be expected to have a material and adverse effect on the ability of Borrower to repay the Liabilities; or any garnishment, summons, writ of attachment, citation, levy or the like is issued against or served upon Lender for the attachment of any property of Borrower or any Related Party in Lender’s possession or control; or (k) Borrower shall grant or any person (other than Lender) shall obtain or perfect a security interest in, or file any financing statement covering, any assets constituting security for the Liabilities; Lender shall not have a security interest in any assets constituting security for the Liabilities, of first-priority and enforceable in accord with any Related Document or other collateral document; or any notice of a federal tax lien against Borrower or any Related Party shall be filed with any public recorder; or (l) there shall be any material loss or depreciation in the value of any assets constituting security for the Liabilities for any reason (except that the preceding part of this Section 10(l) shall not apply if Borrower and any Related Party are in compliance under all Related Documents); or Lender shall otherwise reasonably deem itself insecure; or, unless expressly permitted by this Agreement or the Related Documents, all or any part of any assets constituting security for the Liabilities, or any direct, indirect, legal, equitable or beneficial interest therein, is assigned, transferred or sold without Lender’s prior written consent; or (m) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, dissolution, or similar proceeding, domestic or foreign, is instituted by or against Borrower or any Related Party, and, if instituted against Borrower or any Related Party, shall not be dismissed or vacated within sixty (60) days after the filing or other institution thereof; or (n) Borrower or any Related Party shall become insolvent, generally shall fail or be unable to pay its debts as they mature, shall admit in writing its inability to pay its debts as they mature, shall make a general assignment for the benefit of its creditors, shall enter into any composition or similar agreement, or shall suspend the transaction of all or a substantial portion of its usual business.

31 1894311.v9 11. DEFAULT REMEDIES. (a) Upon the occurrence of any Event of Default specified in Sections 10(a)-10(l), Lender at its option may declare the Liabilities (principal, interest and other amounts) immediately due and payable without notice or demand of any kind, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY BORROWER (except as and if otherwise specifically set forth herein), whereupon the entire unpaid principal balance of the Liabilities, all interest accrued thereon, and any other Liabilities shall thereupon at once mature and become due and payable. Upon the occurrence of any Event of Default specified in Sections 10(m)-10(n), all Liabilities (principal, interest and other amounts) shall be immediately and automatically due and payable without notice, demand or other action of any kind, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY BORROWER. Upon the occurrence of any Event of Default, Lender may exercise any rights and remedies under this Agreement, any Related Document or other collateral document, and at law or in equity. The time of payment of the Liabilities is also subject to acceleration if an Event of Default occurs. (b) Lender may, by written notice to Borrower, at any time and from time to time, waive any Event of Default or Unmatured Event of Default, which shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Lender and Borrower shall be restored to their former position and rights hereunder, and any Event of Default or Unmatured Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to or impair any subsequent or other Event of Default or Unmatured Event of Default. No failure to exercise, and no delay in exercising, on the part of Lender of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Lender herein provided are cumulative and not exclusive of any rights or remedies provided by law. 12. OBLIGATIONS UNCONDITIONAL; WAIVER OF DEFENSES. No fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a co-signer, accommodation party, guarantor or surety shall limit or affect any obligations of Borrower under this Agreement or any Related Document. Without limiting the generality of the foregoing: (a) Lender may at any time and from time to time, without notice to Borrower, take any or all of the following actions without affecting or impairing the liability of Borrower under this Agreement and any Related Document: (i) renew or extend time of payment of the Liabilities; (ii) accept, substitute, release or surrender any security for the Liabilities; and

32 1894311.v9 (iii) release any person primarily or secondarily liable on the Liabilities (including any Credit Support Party and any other Related Party). (b) No delay in enforcing payment of the Liabilities, nor any amendment, waiver, change, or modification of any terms of any Related Document, shall release Borrower from any obligation hereunder. The obligations of Borrower under this Agreement are and shall be primary, continuing, unconditional and absolute, irrespective of the value, genuineness, regularity, validity or enforceability of any Related Documents. In order to hold Borrower liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Lender, at any time, to resort for payment to any Related Party or to any security for the Liabilities. Lender shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are being taken against any property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities. (c) Except as and if otherwise specifically set forth herein, Borrower irrevocably waives presentment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, demand, diligence, grace, notice of dishonor or default, notice of nonpayment, notice of acceptance, notice of any loans made, extensions granted or other action taken in reliance hereon, and all other demands and notices of any kind in connection with this Agreement or the Liabilities. 13. ARM’S LENGTH TRANSACTIONS. Borrower acknowledges and agrees that: (a) The transactions contemplated hereby are being undertaken pursuant to the MSPLF and the parties agree that they will (including after the date hereof) undertake such actions, or make such amendments or modifications, as may be required to comply with the MSPLF. In addition, Borrower agrees to, promptly, upon request by the Lender: (i) correct any defect or error that may be discovered in this Agreement or any Related Document or in the execution, acknowledgment or recordation thereof; and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order: (A) to carry out more effectively the purposes of this Agreement and the Related Documents; (B) to perfect and maintain the validity, effectiveness and priority of any liens intended to be created by this Agreement and the Related Documents; and (C) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lender the rights granted now or hereafter intended to be granted to the Lender under this Agreement, the Related Documents or under any other instrument executed in connection with this Agreement and the Related Documents or that the Borrower may be or become bound to convey, mortgage

33 1894311.v9 or assign to the Lender in order to carry out the intention or facilitate the performance of the provisions of this Agreement and the Related Documents. (b) The transactions contemplated by the Related Documents are arm’s length commercial transactions among Borrower, Lender and any other parties thereto. (c) In connection with such transactions, Lender is acting solely as a principal and not as an agent or a fiduciary of Borrower or any Related Party. (d) With respect to any advances of Liabilities or the process leading thereto (whether or not Lender or any Lender Affiliate has advised or is currently advising Borrower or any Related Party on other matters), Lender has not assumed a fiduciary responsibility in favor of Borrower or any Related Party or any other obligation of Borrower or any Related Party. (e) Borrower and the Related Parties have consulted with their own legal and financial advisors to the extent they deem appropriate in connection with the transactions contemplated by the Related Documents. 14. NO INTEREST OVER LEGAL RATE. It is the intent of Lender and Borrower in the execution of this Agreement and all Related Documents to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Related Documents shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Loan shall ever be obligated or required to pay interest on the Loan at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this Section 14 shall control over all other provisions of the Related Documents which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Loan is accelerated. If the maturity of the Loan shall be accelerated for any reason or if the principal of the Loan is paid prior to the Scheduled Maturity Date, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Loan then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Loan to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of the Loan then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give Lender notice of such condition, and agrees that Lender shall have ninety

34 1894311.v9 (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. 15. PAYMENTS, ETC. All payments hereunder shall be made in immediately available funds, and shall be applied first to accrued interest and then to principal; provided, however, if an Event of Default occurs, Lender may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued. Borrower shall receive immediate credit on payments received during Lender’s normal banking hours if made in cash, immediately available funds, or by debit to available balances in an account at Lender; otherwise payments shall be credited after clearance through normal banking channels. Borrower authorizes Lender to charge any account of Borrower maintained with Lender for any amounts of principal, interest, taxes, duties, or other charges or amounts due or payable hereunder or under any Related Document, with the amount of such payment subject in Lender’s discretion to availability of collected balances. Unless Borrower instructs otherwise, the Loan shall be credited to an account(s) of Borrower with Lender. All payments shall be made without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on the Loan, the proceeds thereof, Lender, Borrower or any Related Party by any government or political subdivision thereof. Borrower shall upon request of Lender pay all such taxes, duties or other charges in addition to principal and interest, including all documentary stamp and intangible taxes, but excluding income taxes based solely on Lender’s income. 16. SETOFF. If an Event of Default has occurred and is continuing, then, to the maximum extent permitted by law, any account, deposit or other indebtedness owing by Lender to Borrower, and any securities or other property of Borrower delivered to or left in the possession of Lender or any Lender Affiliate, or its or their nominee or bailee, may (at any time and without notice of any kind) be set off against and applied in payment of any obligation hereunder or under any Related Document. 17. NOTICES. Except as and if otherwise provided herein, all notices, requests and demands to or upon the respective parties pursuant hereto shall be in writing (which shall include electronic mail) and shall be deemed to have been given or made five (5) Business Days after a record has been deposited in the mail, postage prepaid, with a copy by email, or one (1) Business Day after a record has been deposited with a recognized overnight courier, charges prepaid or to be billed to the sender, or on the day of delivery if delivered manually with receipt acknowledged, or sent by electronic mail (with confirmation) in each case addressed or delivered: (a) if to Lender to Park State Bank, Attention: Loan Department, 331 N. Central Avenue, Duluth, Minnesota 55807, and/or by email to ehartman@parkstatebank.com; and (b) if to Borrower to its address indicated in the preamble hereto and/or by email to Mark Jundt at mjundt@airt.net and to Brian Ochocki at bochocki@airt.net, or to such other address as may be hereafter designated in writing by the respective parties hereto by a notice in accord with this Section 17.

35 1894311.v9 18. MISCELLANEOUS. Except as and if otherwise specifically agreed in any Related Document, and to the extent, if any, that the UCC or other law provides for the application of the law of a different state, this Agreement and the Related Documents shall be: (i) governed by and construed in accordance with the internal law of the State of Minnesota; and (ii) deemed to have been executed in the State of Minnesota. This Agreement shall bind Borrower and its heirs, trustees (including successor and replacement trustees), executors, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any rights or obligations hereunder without the prior written consent of Lender. If an Event of Default has occurred and is continuing, Borrower agrees to pay upon demand all expenses (including reasonable attorneys’ fees, legal costs and expenses, and time charges of attorneys who may be employees of Lender, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Lender in connection with the enforcement or preservation of its rights hereunder or under any Related Document. This Agreement may be executed in two or more counterparts, and (if there is more than one party) by each party on separate counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement, whether with or without the remainder hereof, by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart hereof. Time is of the essence in the performance of all obligations under this Agreement. This Agreement is, and is intended to take effect as, an instrument under seal. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity without invalidating the remainder of such provision, the applicability of such provision in any other instance, or the remaining provisions of this Agreement. To the maximum extent permitted by applicable law, Lender is hereby authorized by Borrower without notice to Borrower to fill in any blank spaces and dates herein or in any Related Document to conform to the terms of the transaction and/or understanding evidenced hereby. This Agreement may not be amended, waived or terminated without the prior written consent of Lender. Lender may amend the terms of this Agreement and any Related Document as may be necessary to comply with the terms of the MSPLF. THIS AGREEMENT AND THE RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. 19. NO PUNITIVE DAMAGES. NO PARTY HERETO MAY SEEK OR RECOVER PUNITIVE DAMAGES IN ANY PROCEEDING BROUGHT UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO EXTEND CREDIT TO BORROWER PURSUANT TO THE TERMS OF THIS AGREEMENT AND ANY RELATED DOCUMENT. 20. TELEPHONIC INSTRUCTIONS; AUTHORIZATION TO RECORD PHONE CALLS.

36 1894311.v9 LENDER AT ITS OPTION MAY MAKE LOANS HEREUNDER UPON TELEPHONIC INSTRUCTIONS AND IN SO DOING SHALL BE FULLY ENTITLED TO RELY SOLELY UPON INSTRUCTIONS, INCLUDING INSTRUCTIONS TO MAKE TRANSFERS TO THIRD PARTIES, REASONABLY BELIEVED BY LENDER TO HAVE BEEN GIVEN BY AN AUTHORIZED PERSON, WITHOUT INDEPENDENT INQUIRY OF ANY TYPE. FOR ITSELF AS WELL AS ANY RELATED PARTY AND ANY AGENT, DIRECTOR, EMPLOYEE, MANAGER, MEMBER, OFFICER, OR PARTNER OF BORROWER, AS APPLICABLE, BORROWER IRREVOCABLY CONSENTS TO LENDER’S RECORDING OF ANY TELEPHONE CONVERSATION PERTAINING TO THE LOAN HEREUNDER. 21. ANTI-TERRORISM LAW. Lender hereby notifies Borrower and any Related Party that, pursuant to the requirements of the USA Patriot Act, Lender may be required to obtain, verify and record information that identifies Borrower and any Related Party, which information may include the name and address of Borrower and any Related Party and other information that will allow Lender to identify Borrower and any Related Party in accord with the USA Patriot Act. Borrower hereby agrees to take any action necessary to enable Lender to comply with the requirements of the USA Patriot Act. 22. JURISDICTION AND VENUE. Except as and if otherwise specifically agreed in any Related Document, and only as to suits, actions or other proceedings pertaining to such Related Document, Borrower and Lender: (a) agree irrevocably that all suits, actions or other proceedings with respect to, arising out of or in connection with this Agreement or any Related Document shall be subject to litigation in courts having situs within or jurisdiction over Hennepin County, State of Minnesota; (b) consent and submit to the jurisdiction of any such court; and (c) waive any right to transfer or change the venue of any suit, action or other proceeding brought in accordance with this Section 22, or to claim that any such proceeding has been brought in an inconvenient forum. 23. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. [Remainder of Page Intentionally Blank – Signature Page Follows]

A-1 1894311.v9 EXHIBIT A FORM OF MAIN STREET PRIORITY LOAN FACILITY TERM NOTE Principal Amount: $6,200,000 Dated: December 11, 2020 FOR VALUE RECEIVED, on or before December 11, 2025 (the “Scheduled Maturity Date”) Airco 1, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of Park State Bank, a Minnesota state-chartered bank (hereafter, together with any subsequent holder hereof, called “Lender”), at its main banking office at 331 N. Central Avenue, Duluth, Minnesota 55807, or at such other place as Lender may direct, the aggregate unpaid principal amount of $6,200,000 (the “Loan”). This Note evidences indebtedness incurred under a Main Street Priority Loan Facility Term Loan Agreement, dated as of December 11, 2020 (as amended, restated, renewed or replaced from time to time, the “Loan Agreement”), between Borrower and Lender, to which Loan Agreement reference is hereby made for a statement of its terms and provisions, including without limitation those under which this Note may be paid prior to its due date or have its due date accelerated. Capitalized terms used but not defined herein have the meanings given to them in the Loan Agreement. Borrower agrees to repay the Loan principal in accordance with the following, provided that in any event all such principal shall be paid on or before the Scheduled Maturity Date: (i) Principal shall be deferred for the first two (2) years of the Loan (i.e., until December 11, 2022); (ii) Fifteen percent (15.00%) of the principal amount (including any capitalized interest accrued thereon) shall be due on the third anniversary of the Loan (i.e., December 11, 2023); (iii) Fifteen percent (15.00%) of the principal amount (including any capitalized interest accrued thereon) shall be due on the fourth anniversary of the Loan (i.e., December 11, 2024); and (iv) The remaining seventy percent (70.00%) of the principal amount (including any capitalized interest accrued thereon) shall be due on the Scheduled Maturity Date. Borrower also agrees to pay interest on the unpaid principal amount from time to time outstanding under this Note on the dates and at the rate(s) set forth in and determined pursuant to the Loan Agreement. Payments of both principal and interest are to be made in immediately available funds in lawful money of the United States of America.

A-2 1894311.v9 This Note shall be governed by and construed in accordance with the internal law of the State of Minnesota. This Note shall bind Borrower and its heirs, trustees (including without limitation successor and replacement trustees), executors, personal representatives, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, except that Borrower may not transfer or assign any rights or obligations hereunder without the prior written consent of Lender. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AND LENDER VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THEY OR ANY OF THEM MAY HAVE TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE. [Remainder of Page Intentionally Blank – Signature Page Follows]

[Signature Page to Main Street Priority Loan Facility Term Note] To the extent applicable under any state law, Borrower executed this Note as of the date stated at the top of the first page, intending to create an instrument executed under seal. BORROWER: AIRCO 1, LLC By: Print Name: Mark Harris Title: Chief Executive Officer /:4<3769"09=58:;5"2/+"&-.%)1./#,(-)#&1-.#-'0-#$*1.))/-&%$*

B-1 1894311.v9 EXHIBIT B LIST OF ALL OF BORROWER’S SUBSIDIARIES None.

C-1 1894311.v9 EXHIBIT C APPENDIX C TO MSPLF FAQ (see attached)

Effective: November 25, 2020 96 Appendix C: Required Financial Reporting Each Main Street loan should contain a financial reporting covenant requiring the regular delivery of certain financial information and calculations. The items listed in Table I below must be provided by each Main Street borrower to their Eligible Lender at least annually. The items listed in Table II must be provided by each Main Street borrower to their Eligible Lender at least quarterly; the quarterly requirements vary based on the Main Street facility in which the borrower is participating. Eligible Lenders will specify the required reporting standards and forms for each Eligible Borrower.41 Table I: Data Required Annually from All Main Street Borrowers Required Data Definition Total Assets The sum of current assets, fixed assets, and other non-current assets (including, but not limited to, intangible assets, deferred items, investments, and advances). Current Assets Cash, accounts receivable, inventory, and other short-term assets that are likely to be converted into cash, used, sold, exchanged, or otherwise expensed in the normal course of business within one year. Cash & Marketable Securities Cash, depository accounts, and marketable securities that can be easily sold and readily converted into cash. Tangible Assets Assets having a physical existence, measured as total assets less intangible assets. Tangible assets are distinguished from intangible assets, such as trademarks, copyrights, and goodwill. Total Liabilities The total amount of all outstanding obligations, both current and noncurrent. Current Liabilities Short term debt, accounts payable, and other current liabilities that are due within one year. Total Debt (Incl. Undrawn Available Lines of Credit) Existing outstanding and committed debt (including any undrawn available amounts). Total Equity Measured as total assets minus total liabilities. Total Revenue Total income generated by the sale of goods or services from ongoing operations. Total Revenue excludes any non-recurring sales or gains. Net Income The income (or loss) after expenses and losses have been subtracted from all revenues and gains for the fiscal period, including discontinued operations. Unadjusted EBITDA Earnings before interest expense, income tax expense, depreciation expense, and amortization expense. The starting point is net income. Adjusted EBITDA Unadjusted EBITDA adjusted for any non-recurring, one-time, or irregular items. The Adjusted EBITDA measurement should align with the relevant facility’s term sheet. 41 Under the Servicing Agreement, in the case of multi-borrower loans, this information must be entered into the Portal “on a consolidated basis” (otherwise referred to in this document as on an “aggregated basis”). Eligible Lenders may elect to require reporting from the co-borrowers on an aggregated basis, or may aggregate such information after requiring individual co-borrower financial statements. If an Eligible Lender permits co-borrowers to submit aggregated financial statements, the Eligible Lender should instruct the co-borrowers to use the Eligible Lender’s typical practices to aggregate such information in a manner that accounts for transactions between the co-borrowers and accurately reflects the financial position of the co-borrowers and their ability to repay the loan (e.g., in a manner that avoids double counting of revenues, assets, or liabilities). EXHIBIT C

Effective: November 25, 2020 97 Table I: Data Required Annually from All Main Street Borrowers Required Data Definition Depreciation Expense Non-cash expense measured based on the use of fixed assets, recognized over the useful life of the fixed assets. Amortization Expense Non-cash expense measured based on the use of intangible assets, recognized over the life of the intangible asset. Interest Expense The periodic finance expense of short term and long term debt. Tax Expense Federal, state and local income tax expenses. Rent Expense The contractual costs of occupying leased real estate. Dividends / Equity Distributions Distributions to equity owners. Accounts Receivable (net of allowances) Amounts owed to the borrower resulting from providing goods and/or services. Accounts receivable will be net of any allowances for uncollectible amounts. Inventory (net of reserves) Value of the raw materials, work in process, supplies used in operations, finished goods, and merchandise bought which are intended to be sold in the ordinary course of business. Inventory should be net of reserves. Fixed Assets, Gross Tangible property used in the business and not for resale, including buildings, furniture, fixtures, equipment, and land. Report fixed assets gross of depreciation. Accumulated Depreciation Cumulative depreciation of all fixed assets up to the Date of Financial Information. Accounts Payable (A/P) The obligations owed to the borrower's creditors arising from the entity’s ongoing operations, including the purchase of goods, materials, supplies, and services. Accounts payable excludes short term and long term debt. Short Term Debt Debt obligations of the borrower due with a term of less than one year, including the current portion of any Long Term Debt. Long Term Debt Debt obligations of the borrower that are due in one year or more, excluding the current portion that is otherwise captured in Short Term Debt. Description of EBITDA Adjustments Description of items that are added to Unadjusted EBITDA to determine Adjusted EBITDA. Total Expenses All money spent and costs incurred, both recurring and non-recurring, to generate revenue. Expenses exclude items capital in nature (i.e., expenses that are allowed to be capitalized and included in the cost basis of a fixed asset). Operating Expenses Money spent and costs incurred related to normal business operations including selling, general & administrative expenses, depreciation, and amortization (i.e., total expenses less non-recurring expenses). Exclude capital expenditures. Operating Income Profit (or loss) realized from continuing operations (i.e., revenue less operating expenses). Fixed Charges Expenses that recur on a regular basis, regardless of the volume of business (i.e., lease payments, rental payments, loan interest payments, or insurance payments). Capitalized Expenditures Non-operating expenditures capitalized to fixed assets. Guarantor Net Assets Total assets less total liabilities of the guarantor (also referred to as net worth). Sr. Debt Balance Debt amount ranking senior to the Main Street loan. Additional Pari Passu Debt Balance Debt amount ranking pari passu to the Main Street loan. Collateral Type (Non-Real Estate) If the loan is secured by collateral that is not predominantly real estate, including if the collateral provided is different types, report the predominant type of collateral (e.g., inventory, receivables, securities, etc.) by aggregate value.

Effective: November 25, 2020

Table I: Data Required Annually from All Main Street Borrowers	
Required Data	**Definition**
Collateral Type (Real Estate)	If the loan is secured by real estate collateral, indicate the property type (e.g., hotel, multifamily, residential, industrial, etc.). If the loan is secured by multiple real estate property types, report the predominant property type by aggregate value.
Collateral Value Reporting	For loans that require ongoing or periodic valuation of the collateral, report the market value of the collateral as of the reporting date.
Collateral Value Date	Define the as-of date that corresponds with the Collateral Value Reporting field.
Covenant Status (Pass / Fail)	Yes/no, indicating if the facility has satisfied covenant tests.
Date of Covenant Default	If applicable, report the date when borrower defaulted covenants.
Nature of Covenant Default	If applicable, describe the covenant default (i.e., missing financial statements, ratio trigger).
Date of Covenant Cure	If applicable, report the date when borrower cured previous defaults.

Table II: Data Required Quarterly from Main Street Borrowers by Main Street Facility				
Required Data	**MSELF**	**MSNLF**	**MSPLF**	**Definition**
Total Assets	Yes	Yes	Yes	The sum of current assets, fixed assets, and other non-current assets (including, but not limited to, intangible assets, deferred items, investments, and advances).
Current Assets	Yes	Yes	Yes	Cash, accounts receivable, inventory, and other short term assets that are likely to be converted into cash, used, sold, exchanged, or otherwise expensed in the normal course of business within one year.
Cash & Marketable Securities	Yes	Yes	Yes	Cash, depository accounts, and marketable securities that can be easily sold and readily converted into cash.
Tangible Assets	Yes	No	No	Assets having a physical existence measured as total assets less intangible assets. Tangible assets are distinguished from intangible assets, such as trademarks, copyrights, and goodwill.
Total Liabilities	Yes	Yes	Yes	The total amount of all outstanding obligations, both current and noncurrent.
Current Liabilities	Yes	Yes	Yes	Short term debt, accounts payable, and other current liabilities that are due within one year.
Total Debt (Incl. Undrawn Available Lines of Credit)	Yes	Yes	Yes	Existing outstanding and committed debt (including any undrawn available amounts).
Total Equity	Yes	Yes	Yes	Measured as total assets minus total liabilities.
Total Revenue	Yes	Yes	Yes	Total income generated by the sale of goods or services from ongoing operations. Total Revenue excludes any non-recurring sales or gains.
Net Income	Yes	Yes	Yes	The income (or loss) after expenses and losses have been subtracted from all revenues and gains for the fiscal period, including discontinued operations.
Unadjusted EBITDA	Yes	Yes	Yes	Earnings before interest expense, income tax expense, depreciation expense and amortization expense. The starting point is net income.

98

Effective: November 25, 2020 99 Table II: Data Required Quarterly from Main Street Borrowers by Main Street Facility Required Data MSELF MSNLF MSPLF Definition Adjusted EBITDA Yes Yes Yes Unadjusted EBITDA adjusted for any non-recurring, one- time or irregular items. The Adjusted EBITDA measurement should align with the relevant facility’s term sheet. Depreciation Expense Yes No No Non-cash expense measured based on the use of fixed assets, recognized over the useful life of the fixed assets. Amortization Expense Yes No No Non-cash expense measured based on the use of intangible assets, recognized over the life of the intangible asset. Interest Expense Yes Yes Yes The periodic finance expense of short term and long term debt. Tax Expense Yes No No Federal, state and local income tax expenses. Rent Expense Yes No No The contractual costs of occupying leased real estate. Dividends / Equity Distributions Yes Yes Yes Distributions to equity owners. Accounts Receivable (net of allowances) Yes No No Amounts owed to the borrower resulting from providing goods and/or services. Accounts receivable will be net of any allowances for uncollectible amounts. Inventory (net of reserves) Yes No No Value of the raw materials, work in process, supplies used in operations, finished goods, and merchandise bought which are intended to be sold in the ordinary course of business. Inventory should be net of reserves. Fixed Assets, Gross Yes No No Tangible property used in the business and not for resale, including buildings, furniture, fixtures, equipment, and land. Report fixed assets gross of depreciation. Accumulated Depreciation Yes No No Cumulative depreciation of all fixed assets up to the Date of Financial Information. Accounts Payable (A/P) Yes No No The obligations owed to the borrower’s creditors arising from the entity’s ongoing operations, including the purchase of goods, materials, supplies, and services. Accounts payable excludes short term and long term debt. Short Term Debt Yes No No Debt obligations of the borrower due with a term of less than one year, including the current portion of any Long Term Debt. Long Term Debt Yes No No Debt obligations of the borrower that are due in one year or more, excluding the current portion that is otherwise captured in Short Term Debt. Description of EBITDA Adjustments Yes No No Description of items that are added to Unadjusted EBITDA to determine Adjusted EBITDA. Total Expenses Yes No No All money spent and costs incurred, both recurring and non- recurring, to generate revenue. Expenses exclude items capital in nature (i.e., expenses that are allowed to be capitalized and included in the cost basis of a fixed asset). Operating Expenses Yes Yes Yes Money spent and costs incurred related to normal business operations, including selling, general & administrative expenses, depreciation, and amortization (i.e. total expenses less non-recurring expenses). Exclude capital expenditures.

Effective: November 25, 2020 100 Table II: Data Required Quarterly from Main Street Borrowers by Main Street Facility Required Data MSELF MSNLF MSPLF Definition Operating Income Yes Yes Yes Profit (or loss) realized from continuing operations (i.e., revenue less operating expenses). Fixed Charges Yes No No Expenses that recur on a regular basis, regardless of the volume of business (i.e., lease payments, rental payments, loan interest payments, or insurance payments). Capitalized Expenditures Yes Yes Yes Non-operating expenditures capitalized to fixed assets. Guarantor Net Assets Yes No No Total assets less total liabilities of the guarantor (also referred to as net worth). Sr. Debt Balance Yes Yes Yes Debt amount ranking senior to the Main Street loan. Additional Pari Passu Debt Balance Yes Yes Yes Debt amount ranking pari passu to the Main Street loan. Collateral Type (Non-Real Estate) Yes No No If the loan is secured by collateral that is not predominantly real estate, including if the collateral provided is different types, report the predominant type of collateral (e.g., inventory, receivables, securities, etc.) by aggregate value. Collateral Type (Real Estate) Yes No No If the loan is secured by real estate collateral, indicate the property type (e.g., hotel, multifamily, residential, industrial, etc.). If the loan is secured by multiple real estate property types, report the predominant property type by aggregate value. Collateral Value Reporting Yes No No For loans that require ongoing or periodic valuation of the collateral, report the market value of the collateral as of the reporting date. Collateral Value Date Yes No No Define the as-of date that corresponds with the Collateral Value Reporting field. Covenant Status (Pass / Fail) Yes Yes Yes Yes/no, indicating if the facility has satisfied covenant tests. Date of Covenant Default Yes Yes Yes If applicable, report the date when borrower defaulted covenants. Nature of Covenant Default Yes Yes Yes If applicable, describe the covenant default (i.e., missing financial statements, ratio trigger). Date of Covenant Cure Yes Yes Yes If applicable, report the date when borrower cured previous defaults.

D-1 1894311.v9 EXHIBIT D FORM OF CERTIFICATE OF NO DEFAULT AND COMPLIANCE As used herein, the “Loan Agreement” shall mean that certain Main Street Priority Loan Facility Term Loan Agreement dated as of December 11, 2020, as amended from time to time, made by Airco 1, LLC (“Borrower”) identified in the Loan Agreement, in favor of Park State Bank (“Lender”), as amended or modified from time to time. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement. Pursuant to Section 9(i) of the Loan Agreement, the Borrower does hereby certify to Lender that as of the date hereof, to the best of its knowledge and belief, and based on the most recent collateral appraisal obtained in connection with the Loan Agreement: 1. Borrower is in complete compliance with all of the covenants in Section 9 of the Loan Agreement that it is required to be in compliance with as of the date hereof. 2. Borrower is in complete compliance with the MSPLF Borrower Certifications and Covenants and all terms and conditions of the MSPLF it is required to be in compliance with as of the date hereof. 3. No “Event of Default” or “Unmatured Event of Default” (as defined in the Loan Agreement) has occurred or is continuing. Dated as of ___________________, 20__ BORROWER: AIRCO 1, LLC By: _________________________ Print Name: Mark Harris Title: Chief Executive Officer